EXHIBIT 4.7
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                              COMMON STOCK WARRANT

                           TO PURCHASE COMMON STOCK OF

                          OUTSOURCE INTERNATIONAL, INC.

                               Certificate No. W-2

                                February 21, 1997

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                                TABLE OF CONTENTS

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ARTICLE I - DEFINITIONS........................................................1

ARTICLE II - WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS...................6
       Section 2.1 Manner of Exercise..........................................6
       Section 2.2 Payment of Taxes............................................7
       Section 2.3 Fractional Shares of Common Stock...........................7
       Section 2.4 Certain Rights and Obligations of Holders. .................8
       Section 2.5 Reservation of Warrant Shares...............................8
       Section 2.6 No Impairment...............................................8

ARTICLE III - TRANSFERS, EXCHANGES.............................................8
       Section 3.1 Exchange and Transfer of Warrant Certificates...............8
       Section 3.2 Division and Combination....................................9
       Section 3.3 Lost, Stolen, Mutilated or Destroyed Warrants...............9
       Section 3.4 Cancellation of Warrant.....................................9

ARTICLE IV - ADJUSTMENTS, NOTICE PROVISIONS; PAYMENT OF CASH DIVIDENDS.........9
       Section 4.1 Subdivisions and Combinations...............................9
       Section 4.2 Certain Other Distributions................................10
       Section 4.3 Issuance of Additional Shares..............................11
       Section 4.4 Issuance of Warrants, Options or Other Rights..............13
       Section 4.5 Issuance of Convertible Securities.........................13
       Section 4.6 Adjustment of Number of Warrant Shares.....................14
       Section 4.7 Other Provisions Applicable to Adjustments under this Section...............................................14
       Section 4.8 Reorganization, Reclassification, Merger,
                   Consolidation or Disposition of Assets.....................16
       Section 4.9 Payment of Dividends.......................................17
       Section 4.10 Verification of Computations..............................17
       Section 4.11 Notice of Certain Actions.................................18

ARTICLE V - REPURCHASE........................................................18
       Section 5.1 Conditions of Repurchase...................................18
       Section 5.2 Repurchase Price and Payment...............................19

ARTICLE VI - MISCELLANEOUS....................................................19
       Section 6.1 Changes to Agreement.......................................19
       Section 6.2 Assignment.................................................20
       Section 6.3 Notices, Etc...............................................20
       Section 6.4 Defects in Notice..........................................20
       Section 6.5 Governing Law and Forum....................................20

                                       (i)

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       Section 6.6 Standing...................................................21
       Section 6.7 Headings...................................................21
       Section 6.8 WAIVER OF JURY TRIAL.......................................21

SIGNATURES

Exhibit A Subscription Agreement
Exhibit B Assignment Form

                                      (ii)

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT IN ACCORDANCE WITH APPLICABLE "BLUE SKY" LAWS AND PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

Date of Issuance: February 21, 1997                          Certificate No. W-2

                                     WARRANT

                      To Purchase Shares of Common Stock of

                          OUTSOURCE INTERNATIONAL, INC.

        FOR VALUE RECEIVED, OutSource International, Inc., a Florida corporation (the "Company"), hereby grants to Bachow Investment Partners III, L.P. (the "Purchaser"), or registered assigns, the right to purchase from the Company 532,411 shares of the Company's Common Stock (as hereinafter defined), at a purchase price of $0.01 per share, all on the terms and conditions and pursuant to the provisions hereinafter set forth. Certain capitalized terms used herein are defined in Article I hereof. The amount of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

                             ARTICLE I - DEFINITIONS

        In addition to any terms defined elsewhere herein, as used in this Warrant the following terms have the respective meanings set forth below:

        "AASI" shall mean that certain Agreement among Shareholders and Investors, dated February 21, 1997, by and among the Company, each of its current shareholders and each of the holders of Warrants.

        "Approval Process" shall mean the process to be used by the Company and the Holder to determine the Current Value in the event that there is a dispute regarding such Current

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Value as follows: the Company and the Holder shall choose a nationally recognized, independent investment bank (the "Appraiser") mutually acceptable to such parties, which will determine the Current Value and deliver to each party a fairness opinion with respect to such Current Value. If the parties cannot agree on a mutually acceptable Appraiser, each of the Company and the Holder shall select a nationally recognized investment banking firm, the two firms so selected shall select a third nationally recognized investment banking firm, and such third firm shall be the Appraiser; PROVIDED, HOWEVER, that if the Approval Process in a particular instance relates to a dispute involving holders of warrants issued pursuant to the Purchase Agreement to the "Purchasers" (as defined therein) in addition to the Holder, then all such holders (including the Holder) must act as a group with the approval of two-thirds-in-interest of all such holders) All expenses with respect to the Approval Process shall be borne by the Company. The Appraiser will consider the cost of the appraisal and fairness opinion when determining the Current Value. The Approval Process shall proceed on a timely basis with all parties using their best efforts to resolve such disputes as soon as practicable.

        "Assigned Value" shall mean initially $8.87, subject to adjustment pursuant to Article IV hereof.

        "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

        "Charter Documents" shall mean the Company's Articles of Incorporation and the Company's by-laws, each as amended and in effect from time to time.

        "Closing Price" on any date shall mean the last sale price of the Common Stock reported in THE WALL STREET JOURNAL or other trade publication regular way or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or, if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the last sale price as reported by the Nasdaq Stock Market ("NASDAQ") or its successor, if any, or if the Common Stock is not so reported, the average of the reported bid and asked prices in the over-the-counter market, as furnished by the National Quotation Bureau, Inc., or if such firm is not then engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business and selected by the Holder or, if there is no such firm, as furnished by any NASD member selected by the Holder.

        "Commission" or "SEC" shall mean the Securities and Exchange Commission on or any other federal agency then administering the Securities Act, the Exchange Act and other federal securities laws.

        "Common Stock" shall mean the Company's Common Stock, par value $0.001 per share, and any capital stock of any class of the Company hereafter authorized which is not

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limited to a fixed sum or percentage of par, stated or liquidation value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

        "Company" shall mean OutSource International, Inc., a Florida corporation, and any successor to the business or assets thereof.

        "Company Sale" shall mean any merger or consolidation of the Company, sale of substantially all outstanding Common Stock, sale of all or substantially all of the assets of the Company or a recapitalization transaction.

        "Convertible Securities" shall mean any and all evidences of indebtedness, shares of capital stock or other securities which are convertible or exercisable into or exchangeable for, with or without payment of additional consideration in cash or property, Common Stock, either immediately or upon the occurrence of a specified date or a specified event or events, other than the Warrants.

        "Current Value" as of any given date shall mean the fair market value of the Common Stock on such date determined as follows: (a) if there has been a Qualified Public Offering, the Company has a Qualified Public Float and the Closing Price for the Common Stock is available, the average of the daily Closing Price of the Common Stock for the twenty (20) consecutive Trading Days ending on the Trading Day immediately prior to the date of determination; PROVIDED, HOWEVER, that if there shall have occurred prior to the date of determination any event described in Sections 4.1 through 4.5 hereof which shall have become effective with respect to market transactions at any time (the "Market-Effect Date") on or within such 20-day period, the Closing Price for each Trading Day preceding the Market-Effect Date shall be adjusted, for purposes of calculating such average, by multiplying such Closing Price by a fraction, of which the numerator shall be the Assigned Value as in effect on the Trading day preceding the date of determination and the denominator of which shall be the Assigned Value as in effect on the Trading Day preceding the Market-Effect Date, it being understood that the purpose of this proviso is to ensure that the effect of such event on the market price of the Common Stock shall, as nearly as possible, be eliminated in order that the distortion in the calculation of the Current Value may be minimized; or (b) if there has not been a Qualified Public Offering, the Company does not have a Qualified Public Float or the Closing Price for the Common Stock is not available, the Board of Directors of the Company and the Holder shall independently determine Current Value on the basis of an assumed Company Sale as a whole reflecting external market conditions and the unique characteristics of the Company, as if the Common Stock were freely tradeable in a liquid public market (i.e. without any discount for lack of liquidity or restrictions on free trading or due to the fact that the Company has no class of equity securities registered under the Exchange Act, if such is the case). The value of individual subsidiaries of the Company may be considered but any final determination of Current Value shall derive from a valuation of the Company and its subsidiaries taken as a whole. In the event that clause (b) above applies, each of the Board of Directors of the Company and the Holder shall deliver to the other a report stating the Current

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Value as of a specified date and setting forth a brief statement as to the nature and scope of the examination or investigation upon which the determination of such Current Value was made. In the event that such reports disagree as to Current Value, the Company and the Holder shall promptly consult with each other to resolve such disagreement; PROVIDED that, at any time during such consultations, either the Board of Directors of the Company or the Holder may request that the parties determine Current Value pursuant to the Approval Process and upon such request each party shall be obligated to proceed with the Approval Process.

        "Current Warrant Price" shall mean, as of any date, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date, which initially shall be $0.01, subject to adjustment pursuant to Article IV.

        "Date of Issuance" shall mean the date of issuance of this Warrant set forth above; provided that the Date of Issuance shall be deemed to be the date of issuance of this Warrant regardless of the number of times new certificates representing the unexercised and unexpired rights formerly represented by this Warrant shall be issued.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

        "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1.

        "Expiration Date" shall mean February 20, 2002.

        "Holder" shall initially mean the Purchaser and, thereafter, any Person in whose name this Warrant is registered on the books of the Company maintained for such purpose.

        "Majority Holders" shall mean the Holders of Warrants exercisable for in excess of 66.667% of the aggregate number of shares of Common Stock then purchasable upon exercise of all outstanding Warrants.

        "Notes" shall mean the Senior Subordinated Notes issued to the Purchasers on the Date of Issuance pursuant to the Purchase Agreement in the original aggregate principal amount of $25,000,000.

        "Other Property" shall have the meaning set forth in Section 4.8.

        "Person" shall mean any natural person, sole proprietorship, partnership, joint venture, trust, incorporated organization, limited liability company, association, corporation, institution, public benefit corporation, entity or government body (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, commission or department thereof).

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        "Purchase Agreement" shall mean that certain Securities Purchase
Agreement, dated as of February 21, 1997, among the Company, the Purchaser and the other parties thereto named therein, as modified, supplemented or amended from time to time.

        "Qualified Public Float" shall mean that the Common Stock is registered under Section 12 of the Exchange Act and the average of the daily Closing Price of the Common Stock for thirty (30) consecutive Trading Days ending on the date of determination multiplied by the number of shares of Common Stock outstanding (excluding those held by affiliates as the term is defined under the Exchange
Act) and freely transferable in the public market is at least $30.0 million.

        "Qualified Public Offering" shall mean an underwritten public offering
(i) pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock (ii) in which the proceeds received by the Company, net of underwriting discounts and commissions, equal or exceed $25.0 million, (iii) the initial public offering price per share of Common Stock is at least equal to the Assigned Value then in effect and (iv) at least one of the "lead" or managing underwriters is one of the so called "bulge bracket Wall Street firms".

        "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated February 21, 1997, by and among the Company and each of the Holders of Common Stock Warrants.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Trading Day" with respect to the Common Stock means (i) if the Common Stock is quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for business, or (iii) otherwise any Business Day.

        "Transfer" shall mean any disposition of any Warrant or the shares of Common Stock acquired by the exercise of any purchase rights hereunder or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

        "Common Stock Warrants" or "Warrant" shall mean this Warrant and the other Common Stock Warrants issued on the Date of Issuance pursuant to the Purchase Agreement, and all warrants to purchase Common Stock issued upon transfer, division or combination of, or in substitution for, any thereof.

        "Voting Securities" shall mean the Common Stock and any other class of equity securities of the Company which, pursuant to the Company's Charter Documents are entitled

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to notice of any shareholders' meeting or solicitation of consents and to vote upon matters submitted to shareholders for a vote.

        "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1 hereof, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

        "Warrant Shares" shall mean the shares of Common Stock purchasable or purchased by the Holder upon the exercise hereof.

          ARTICLE II - WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

        Section 2.1 MANNER OF EXERCISE.

                 (a) GENERAL. The Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including 5:00 p.m., New York City time, on the Expiration Date (such period, the "Exercise Period") on any Business Day.

                 (b) SUBSCRIPTION AND PAYMENT OF WARRANT PRICE. In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal office at 1144 East Newport Center Drive, Deerfield Beach, Florida 33442, or at the office or agency designated by Company pursuant to Section 6.3, (i) a written notice of election to exercise this Warrant substantially in the form of Subscription Agreement attached as EXHIBIT A to this Warrant (the "Subscription Agreement"), duly executed by the Holder exercising all or part of the purchase rights represented by this Warrant or such Holder's authorized agent or attorney, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price, (iii) this Warrant, and (iv) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments substantially in the form of the Assignment attached as EXHIBIT B to this Warrant (the "Assignment") evidencing the assignment of this Warrant to the Person exercising all or part of the purchase rights represented hereby in which case the Holder shall have complied with all requirements of Section 3.1 hereof. Such Warrant Price shall be paid in full (i) by wire transfer, cash, check, or money order, payable in United States currency to the order of the Company, (ii) by the Holder authorizing the Company to withhold from issuance that number of shares of Warrant Shares issuable upon such exercise of this Warrant which when multiplied by the Assigned Value of the Warrant Shares is equal to the Warrant Price (and such withheld shares shall no longer be issuable under this Warrant) or (iii) by any combination of the foregoing.

                 (c) DELIVERY OF CERTIFICATES. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to the Holder a certificate or certificates representing the aggregate number of shares of Common Stock issuable upon such

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exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock for all purposes, as of the date the notice, together with the Warrant Price and this Warrant, is received by the Company as described above. The issuance of certificates for shares of Common Stock shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

                 (d) NEW WARRANTS. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the unexercised rights of the Holder to purchase the balance of the shares of Common Stock for which this Warrant is then exercisable, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register Warrant Shares issued hereunder in the name of any Person who acquired this Warrant (or part hereof) or any Warrant Shares otherwise than in accordance with this Warrant.

        Section 2.2 PAYMENT OF TAXES. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and non-assessable and free from all liens and charges with respect to the issuance thereof. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof; provided, however, that the Company shall not be required to pay any federal, state or local income taxes incurred by the Holder in connection with the issuance or delivery of such shares. In addition, the Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any Warrant Shares issuable upon exercise of this Warrant in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any certificate representing Warrant Shares until such tax or other charge has been paid or it has been established to the satisfaction of Company that no such tax or other charge is due.

        Section 2.3 FRACTIONAL SHARES OF COMMON STOCK. The Company shall not be required to issue fractional shares of Common Stock upon exercise of any Warrant. As to any fraction of a share of Common Stock which the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction (which shall be deemed to be a fraction of the last share of Common Stock issued) in an

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amount equal to the same fraction of the Current Value per share of Common Stock on the date of exercise.

        Section 2.4 CERTAIN RIGHTS AND OBLIGATIONS OF HOLDERS. The Holders of the Warrants and the Warrant Shares shall (a) have such rights with respect to the registration thereof under the Securities Act as are set forth in the Registration Rights Agreement and such rights with respect to corporate governance of the Company and transactions involving Common Stock as are set forth in the AASI and (b) have such obligations with respect to the sale of a portion of this Warrant and/or the Warrant Shares as are set forth in the Call Agreement.

        Section 2.5 RESERVATION OF WARRANT SHARES. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance upon the exercise of Warrants, the maximum number of its authorized but unissued shares or treasury shares, or both, of Common Stock which may then be issuable upon the exercise in full of all outstanding Warrants. The Company shall from time to time take all action which may be necessary or appropriate so that the Warrant Shares, immediately upon their issuance following an exercise of Warrants, will be listed or quoted, as the case may be, on the principal securities exchanges or markets within the United States of America, if any, on which other shares of Common Stock are then listed.

        Section 2.6 NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its Charter Documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holders against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares receivable upon the exercise of the Warrants above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of any Warrant, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under the Warrants. Notwithstanding the foregoing paragraph, the Company shall not be required to issue Warrant Shares upon the exercise of any Warrant if such issuance would result in a violation by the Company of any applicable law.

                       ARTICLE III - TRANSFERS, EXCHANGES

        Section 3.1 EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES. The Warrants (and any Warrant Shares issued upon exercise of the Warrants) shall bear such restrictive legend or legends as may be required by the Purchase Agreement and as may be required by law and

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shall be transferable only in accordance with the terms of this Agreement, the
Purchase Agreement and the AASI. Subject to such restrictions, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment at the principal office of the Company. Upon such surrender, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled. A Warrant, if properly assigned in compliance herewith, may be exercised by a new Holder without having a new warrant issued.

        Section 3.2 DIVISION AND COMBINATION. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

        Section 3.3 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If any Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue, execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant, or in lieu of or in substitution for a lost, stolen or destroyed Warrant, a new Warrant representing equivalent rights of the Holder. If required by the Company, the Holder of the mutilated, lost, stolen or destroyed Warrant must provide indemnity sufficient to protect the Company from any loss which it may suffer if the Warrant is replaced. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

        Section 3.4 CANCELLATION OF WARRANT. Any Warrant surrendered upon the exercise or for exchange or transfer, or purchased or otherwise acquired by the Company, shall be canceled and shall not be reissued by the Company; and, except as provided herein in case of the partial exercise of the Warrants or upon an exchange or transfer, no Warrant shall be issued hereunder in lieu of such canceled Warrant. Any Warrant so canceled shall be destroyed by the Company.

     ARTICLE IV - ADJUSTMENTS, NOTICE PROVISIONS; PAYMENT OF CASH DIVIDENDS

        Section 4.1 SUBDIVISIONS AND COMBINATIONS. If at any time Company shall:

                 (a) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock;

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                 (b) combine its outstanding shares of Common Stock into a
smaller number of shares of Common Stock;

                 (c) issue any shares of equity securities pursuant to a reclassification of shares of Common Stock; or

                 (d) declare a dividend or make a distribution on outstanding shares of Common Stock in shares of Common Stock;

        (any of the events described in the foregoing clauses (a) through (d) an "Extraordinary Common Stock Event"), then the Current Warrant Price and the Assigned Value shall each be adjusted by multiplying the then effective Current Warrant Price or Assigned Value, as applicable, by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Current Warrant Price and Assigned Value, respectively. The Current Warrant Price and Assigned Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

        Section 4.2 CERTAIN OTHER DISTRIBUTIONS. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                 (a) cash (other than a cash distribution or dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of Company which the Holder shall receive pursuant to Section 4.9 hereof);

                 (b) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Common Stock); or

                 (c) any warrants or other rights to subscribe for or purchase any evidence of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash, Convertible Securities or Common Stock);

then the Current Warrant Price and the Assigned Value shall each be adjusted, so that in each such event lawful and adequate provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of shares of Common Stock receivable thereupon, the amount or quantity of cash, evidences of indebtedness, securities, warrants, rights or other property which they would have received had this Warrant been exercised on the date of and immediately prior to such event and had they thereafter, during the period from the date of such event to and including the date of actual exercise of this Warrant, retained

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such cash, evidences of indebtedness, securities, warrants, rights or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Article IV with respect to the rights of the Holder of this Warrant. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4.1.

        Section 4.3 ISSUANCE OF ADDITIONAL SHARES.

                 (a) Except as provided below in clause (b) of this Section 4.3, if the Company shall, at any time while this Warrant is outstanding, issue any additional shares of Common Stock of any class at a price per share less than the Assigned Value in effect immediately prior to such issuance or sale, then in each such case the Current Warrant Price or Assigned Value shall each be reduced to an amount determined by multiplying the Current Warrant Price or Assigned Value, as applicable, by a fraction:

                     (i) the numerator of which shall be (x) the number of shares of Common Stock outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of shares of Common Stock issuable upon exercise in full of all outstanding Warrants, plus (z) the number of shares of Common Stock which the net aggregate consideration received by the Company for the total number of such additional shares of Common Stock so issued would purchase at the Assigned Value (prior to adjustment), and

                     (ii) the denominator of which shall be (x) the number of shares of Common Stock outstanding (excluding treasury shares) immediately prior to the issuance of such additional shares of Common Stock, plus (y) the number of shares of Common Stock issuable upon exercise in full of all outstanding Warrants, plus (z) the actual number of such additional shares of Common Stock so issued.

        For the purpose of this Section 4.3(a), the issuance of any warrants, options or other subscription or purchase rights with respect to shares of Common Stock of any class and the issuance of any Convertible Securities (or the issuance of any warrants, options or any rights with respect to such Convertible Securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share (determined as provided in Section 4.7(a)) which may be received by the Company for such Common Stock shall be less than the Assigned Value at the time of such issuance and, except as hereinafter provided, an adjustment in each of the Current Warrant Price and Assigned Value shall be made upon each such issuance of warrants, options, rights or Convertible Securities in the manner provided in this

Section 4.3(a) as if such Common Stock were issued at such Net Consideration per Share. No adjustment of the Current Warrant Price or Assigned Value shall be made under this Section 4.3(a) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any such warrants, options or other rights or pursuant to the exercise of any conversion or exchange rights in any such Convertible Securities if any adjustment shall previously have been made upon the issuance of such warrants, options or other rights or Convertible Securities. Any adjustment of the Current Warrant Price and Assigned Value made in accordance with this paragraph of this Section 4.3(a) shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or Convertible Securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Current Warrant Price and Assigned Value, respectively, effective immediately upon such cancellation or expiration shall be equal to the Current Warrant Price and Assigned Value in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, rights or Convertible Securities, with such additional adjustments as would have been made to that Current Warrant Price and Assigned Value had the expired or canceled warrants, options, rights or Convertible Securities never been issued. In the event that the terms of any warrants, options, other rights or Convertible Securities previously issued by the Company are changed (whether by their terms or for any other reason) so as to change the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such warrants, options, rights or Convertible Securities originally gave rise to an adjustment of the Current Warrant Price and Assigned Value), the Current Warrant Price and Assigned Value shall be recomputed as of the date of such change, so that the Current Warrant Price and Assigned Value, respectively, effective immediately upon such change shall be equal to the Current Warrant Price and Assigned Value in effect at the time of the issuance of the warrants, options, rights or Convertible Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as would have been made to the Current Warrant Price and Assigned Value had the warrants, options, rights or Convertible Securities been issued on such changed terms.

                 (b) The terms of this Section 4.3 shall not apply to (i) the issuance by the Company of options to acquire up to an aggregate of 1,090,878 shares of Common Stock to employees, directors or consultants of the Company or any Subsidiary pursuant to stock purchase or stock option plans approved by the Board of Directors (including shares which may be issued under options to purchase an aggregate of 515,169 shares of Common Stock outstanding on the Date of Issuance) and the shares of Common Stock issuable upon exercise thereof (such number being subject to increase by the amount of shares purchasable under any outstanding options which are terminated without being exercised, and subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company), so long as the exercise price of any such options granted after the Date of Issuance is not less than the Current Value at the time of grant or (ii) any issuance of Common Stock pursuant to the exercise of Warrants. The maximum number of shares which shall not be deemed to be an issuance of additional shares pursuant to the foregoing shall be subject to appropriate adjustment with respect to any as-yet unissued shares in the event of any Extraordinary Common Stock Event. No adjustment of the Current Warrant Price or the Assigned Value shall be made under paragraph (a) of this Section 4.3 under any of the circumstances which would constitute an Extraordinary Common Stock Event.

        Section 4.4 ISSUANCE OF WARRANTS, OPTIONS OR OTHER RIGHTS. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any warrants, options or other rights to subscribe for or purchase any Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the Assigned Value shall each be adjusted as provided in Section 4.3 on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants, options or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such warrants, options or other rights. No further adjustment of the Current Warrant Price or Assigned Value shall be made upon the actual issuance of shares of Common Stock or Convertible Securities upon exercise of such warrants, options or other rights.

        Section 4.5 ISSUANCE OF CONVERTIBLE SECURITIES. If at any time Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, then the Current Warrant Price and the Assigned Value shall be adjusted as provided in
Section 4.3 on the basis that the maximum number of shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of issuance of such Convertible Securities. No adjustment of the Current Warrant Price or the Assigned Value shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the Current Warrant Price or the Assigned Value shall be made upon the actual issue of such shares of Common Stock upon (i) conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Current Warrant Price and the Assigned Value have been or are to be made pursuant to other provisions of this Article IV, no further adjustments of the Current Warrant Price or the Assigned Value shall be made by reason of such issue or sale or (ii) the actual conversion or exchange of Convertible Securities at less than the Assigned Value at the time of such conversion or exchange if such Convertible Securities were initially issued at Assigned Value and no adjustment was required to be made at the time of such issuance pursuant to the provisions of this Article IV.

        Section 4.6 ADJUSTMENT OF NUMBER OF WARRANT SHARES. Upon each adjustment of the Current Warrant Price and Assigned Value pursuant to this Article IV, this Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon exercise of this Warrant by the Assigned Value in effect immediately prior to such adjustment and dividing the product so obtained by the Assigned Value in effect immediately after such adjustment.

        Section 4.7 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to the making of adjustments of the Current Warrant Price and the Assigned Value provided for in this Article IV:

                 (a) COMPUTATION OF CONSIDERATION. To the extent that any shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any additional shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such additional shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such additional shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferee thereof). In case any additional shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such additional shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company (excluding therefrom any director designated by the transferee thereof for the purpose of voting on such matter but not for the purpose of determining whether a quorum is present at such meeting), of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such additional shares of Common Stock, Convertible Securities, warrants or other rights, as the case may be. The Net Consideration Per Share which may be received by the Company for any additional shares of Common Stock issuable pursuant to any warrant, option or other subscription or purchase right or any Convertible Securities shall be determined as follows:

                     (i) The Net Consideration Per Share shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, rights or Convertible Securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options or other rights or Convertible Securities were exercised or converted at such Net Consideration Per Share; and

                     (ii) The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, rights or Convertible Securities without giving effect to any possible future price adjustments or rate adjustments which may be applicable with respect to such warrants, options, rights or Convertible Securities and which are contingent upon future events; provided that in the case of an adjustment to be made as a result of a change in terms of such warrants, options, rights or Convertible Securities, the Net Consideration Per Share shall be recalculated as of the date of such change.

In case of the issuance at any time of any additional shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such additional shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                 (b) WHEN ADJUSTMENTS SHALL BE MADE. The adjustments required by this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                 (c) WHEN ADJUSTMENT NOT REQUIRED. If Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before such distribution, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                 (d) WHEN ADJUSTMENTS CARRIED FORWARD. No adjustment in the Current Warrant Price or the Assigned Value in accordance with the provisions of this Article IV need be made unless such adjustment would amount to a change of at least 1% therein; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section 4.7(d) shall be carried forward and taken into account at the time of any subsequent adjustment in the Current Warrant Price or the Assigned Value.

                 (e) CERTIFICATE OF ADJUSTMENTS. Whenever any adjustment is to be made pursuant to this Article IV, the Company shall prepare and deliver to the Holder a certificate executed by the Chief Financial Officer of the Company at least fifteen (15) days prior thereto, such notice to include in reasonable detail (i) the events precipitating the adjustment, (ii) the computation of any adjustments (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or options, warrants or other subscription or purchase rights referred to in this Article IV), (iii) the Current Warrant Price and Assigned Value immediately before and immediately after the adjustment, and (iv) the number of shares of Common Stock or the securities or other property purchasable upon exercise of this Warrant before and after giving effect to such adjustment. Such Certificate shall be accompanied by the accountant's verification required by Section 4.10 hereof.

        Section 4.8 REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS.

                 (a) In case Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another partnership or corporation, or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another partnership or corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of shares of Common Stock, then each Holder shall have the right thereafter to receive, in the Holder's sole and absolute discretion, either (i) a new Warrant from the successor company identical in substance and terms to this Warrant or (ii) a new warrant upon exercise of which the Holder would receive the number of shares of common stock or partnership interests of the successor or acquiring corporation or partnership or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be agreed between the Company and the Holder of this Warrant in order to provide for adjustments of shares of Common Stock for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Article IV. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible, into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                 (b) If the Common Stock issuable upon exercise of this Warrant shall be changed by the Company into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Article IV), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reclassification or other change, by holders of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification or change, all subject to further adjustment as provided herein.

        Section 4.9 PAYMENT OF DIVIDENDS. If at any time when this Warrant is outstanding, the Company shall declare one or more dividends on its Common Stock payable in cash out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Company, or payable in other property of the Company, the Company shall on the payment date or dates for such dividend or dividends make a special distribution in cash to the Holder of this Warrant on the record dated for such dividend or dividends in an amount equal to the product of (a) with respect to cash dividends, (i) the amount of cash to be paid pursuant to such dividend to each share of Common Stock then outstanding multiplied by (ii) the number of shares of Common Stock for which this Warrant is exercisable as of such record date or
(b) with respect to dividends payable in other property of the Company, (i) the fair market value (determined in good faith by the Company's Board of Directors) of such other property payable to each share of Common Stock then outstanding multiplied by (ii) the number of shares of Common Stock for which this Warrant is exercisable as of such record date.

        Section 4.10 VERIFICATION OF COMPUTATIONS. The Company shall select a nationally-recognized firm of independent public accountants (which may be the Company's regular accountants), which selection may be changed from time to time, to verify each computation and/or adjustment made in accordance with this
Article IV. The certificate, report or other written statement of any such firm shall be conclusive evidence of the correctness of any computation made under this Article IV. Promptly upon its receipt of such certificate, report or statement from such firm of independent public accountants, the Company shall deliver a copy thereof to the Holder.

        Section 4.11 NOTICE OF CERTAIN ACTIONS. In the event the Company shall:

                 (a) declare any dividend payable in stock to the holders of its Common Stock or make any other distribution in property other than cash to the holders of its Common Stock; or

                 (b) offer to the holders of its Common Stock rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

                 (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock), or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Holder at least thirty (30) days prior to such action. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed.

                             ARTICLE V - REPURCHASE

        Section 5.1 CONDITIONS OF REPURCHASE.

                 (a) If on or prior to February 20, 2001, neither a Qualified Public Offering nor a Company Sale has been consummated, at any time between February 21, 2001, and February 20, 2003, (the "Optional Repurchase Date"), the Holder shall have the right to require the Company to purchase in whole or from time to time in part, this Warrant or, if applicable, the unexercised portion of this Warrant and, if this Warrant has been exercised in whole or in part prior to the Optional Repurchase Date, the Warrant Shares purchased upon such exercise or exercises in accordance with the following provisions. If the Holder desires to exercise its rights pursuant to this Article V, the Holder shall notify the Company in writing, indicating the number of Warrants and/or Warrant Shares to be repurchased in such combined amounts of Warrants and Warrant Shares representing at least 1,000 shares of Common Stock or integral multiples thereof. The Company shall use its best efforts to determine the Current Value as of the Optional Repurchase Date within 45 days after receipt of such notice and shall notify the Holder of the Current Value in writing promptly following its final determination. The Holder shall have the right to withdraw its notice of repurchase within ten (10) days after receipt of the notice of determination of the Current Value. The repurchase price shall be calculated and paid as set forth in Section 5.2 hereof. In the event that repurchase pursuant to this
Article V shall be unlawful in whole or in part for any reason, the obligation of the Company to make such repurchase shall continue in effect without restriction as to date or year until such time or times as such repurchase (or any portion thereof not yet made) shall no longer be unlawful, and the Company shall promptly make such repurchase at such time as it becomes lawful, to the extent it is lawful at that time.

        Section 5.2 REPURCHASE PRICE AND PAYMENT.

                 (a) The repurchase price shall be equal to the product of the Current Value multiplied by the sum of (i) the aggregate number of Warrant Shares for which the unexercised portion of this Warrant is then exercisable and which are to be repurchased pursuant to this Article V and (ii) the aggregate number of Warrant Shares purchased upon exercise of this Warrant which are to be repurchased pursuant to this Article V.

                 (b) The Holder shall surrender the certificate or certificates representing this Warrant and all Warrant Shares to be repurchased to the Company and thereupon the repurchase price as set forth in this Section 5.2 shall be paid to the order of the Holder. The repurchase price shall be payable at the option of the Company in cash or through delivery to the Holder of a promissory note (the "Put Note") with the following terms: (i) final maturity: three (3) years from date of issuance; (ii) interest: payable in cash quarterly in arrears at the rate of 13.0% per annum; (ii) principal amortization: ten (10) equal quarterly installments payable in cash, with the first installment due six
(6) months after the date of issuance and the last installment due on the final maturity date; and (iv) ranking: subordinated to senior indebtedness on substantially the same terms as the Notes. The Put Note shall contain such other terms and conditions at least as favorable to the Holder as the Notes and otherwise shall have such other terms and conditions as the Holder and the Company shall reasonably agree.

                           ARTICLE VI - MISCELLANEOUS

        Section 6.1 CHANGES TO AGREEMENT. The Company, when authorized by its Board of Directors, with the written consent of the Holder may amend or supplement this Agreement. The Company may, without the consent or concurrence of the Holder, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that the Company shall have been advised by counsel (i) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (ii) add to the covenants and agreements of the Company in this Warrant such further covenants and agreements thereafter to be observed, or
(iii) result in the surrender of any right or power reserved to or conferred upon the Company in this Warrant, in each case which changes or corrections do not and will not adversely affect, alter or change the rights, privileges or immunities of the Holder.

        Section 6.2 ASSIGNMENT. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns.

        Section 6.3 NOTICES, ETC. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered by courier, or mailed by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to any of the Holders, at the address specified on the signature pages attached hereto or such other address as the Holder shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the signature page attached hereto, to the attention of the Chief Executive Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holders in writing. This Agreement and the other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Holders, and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

        Section 6.4 DEFECTS IN NOTICE. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of the Holder or the legality or validity of any adjustment made pursuant to Article IV hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

        Section 6.5 GOVERNING LAW AND FORUM. This Warrant shall be governed by the laws of State of Florida without regard to principles of conflicts of laws thereof. Each of the Company and the Holders (a) hereby irrevocably submits itself to the jurisdiction of the state courts of the State of Florida and to the jurisdiction of the United States District Courts for the District of Florida, for the purpose of any suit, action or other proceeding arising out of or based upon this Warrant or any part or parts hereof brought by any of the parties hereto, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Warrant or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims). Each of the Company and the Holders hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the Company and the Purchasers agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any of the Company or the Holders in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of such party therein described or in any other manner provided by or pursuant to the laws of such other jurisdiction. Except with respect to the enforcement of a final judgment as set forth in the immediately preceding sentence, the Company agrees that any action, suit or other proceeding arising out of or based upon this Warrant, whether at law or in equity, shall be brought and maintained exclusively in the courts referenced in this Section 6.5 and the appellate courts thereto, as applicable.

        Section 6.6 STANDING. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder of any right, remedy or claim under or by reason of this Warrant or of any covenant, condition, stipulation, promise or agreement contained herein; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and its successors, and the Holder.

        Section 6.7 HEADINGS. The descriptive headings of the articles and sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        Section 6.8 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS WARRANT, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT, THEREOF; PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM THE COMPANY OR THE HOLDER, AS APPLICABLE, SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.

                                  [End of Text]

                                     WARRANT
                             COMPANY SIGNATURE PAGE

        IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the day and year first above written.

                                        OUTSOURCE INTERNATIONAL, INC., a
                                        Florida Corporation

                                        By: /s/ PAUL M. BURRELL
                                            ------------------------
                                            Name:  Paul M. Burrell
                                            Title: President

                                        Address: 1144 East Newport Center Drive
                                                 Deerfield Beach, FL 33442

                                        Telephone: (954) 418-6200
                                        Telecopy:  (954) 418-3365

                                     WARRANT
                            PURCHASER SIGNATURE PAGE

Accepted and Agreed as of the
  date first written above

BACHOW INVESTMENT
PARTNERS III, L.P.

By:  Bala Equity Partners, L.P., its
     general partner

By:  Bala Equity, Inc., its general
     partner

By: /s/ JAY D. SEID
    ---------------------
    Name:  Jay D. Seid
    Title: Vice President

Address: Three Bala Plaza East
         5th Floor
         Bala Cynwyd, PA 19004

Telephone: (610) 660-4900
Telecopy:  (610) 660-4930

Attention: /s/ PAUL S. BACHOW
           -------------------------
           Paul S. Bachow, President

                                    EXHIBIT A
                             SUBSCRIPTION AGREEMENT

        The undersigned hereby irrevocably elects to exercise this Warrant and to purchase ________________ of the shares of Common Stock issuable upon the exercise of said Warrant, and requests that certificates for such shares of Common Stock be issued and delivered as follows:


ISSUE TO:
         -----------------------------------------------------------------------
                                      (NAME)


--------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


--------------------------------------------------------------------------------
                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
           ---------------------------------------------------------------------
                                      (NAME)

at
  ------------------------------------------------------------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


        If the number of shares of Common Stock issued hereby is less than all the shares of Common Stock represented by this Warrant, the undersigned requests that a new Warrant representing the number of full shares of Common Stock not exercised be issued and delivered as set forth below.

        In full payment of the purchase price with respect to the shares of Common Stock exercised and transfer taxes, if any, the undersigned hereby tenders payment of $________ (i) by wire transfer, cash, certified check, cashiers check or money order payable in United States currency to the order of the Company, (ii) by authorizing the Company to withhold from such issuance a number of shares of Common Stock issuable upon exercise of the Warrant which when multiplied by the Current Value of the Common Stock is equal to the Warrant Price (and such withheld shares shall no longer be issuable under the Warrant), or (iii) by a combination of the foregoing.

                                SUBSCRIPTION FORM
                            PURCHASER SIGNATURE PAGE

Date: __________, __
                                                   -----------------------------
                                                             Signature

                                                   (Signature must conform in
                                                   all respects to name of
                                                   holder as specified on the
                                                   face of the Warrant.)

                                    EXHIBIT B

                                 ASSIGNMENT FORM

        FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the percentage of Common Stock Deemed Outstanding set forth below:

NAME AND ADDRESS OF ASSIGNEE         PERCENTAGE
----------------------------         ----------




and does hereby irrevocably constitute and appoint ______________________ attorney-in-fact to register such transfer on the books of OutSource International, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:                              Print Name:
      ---------------------                    ---------------------------------
                                    Signature:
                                              ----------------------------------
                                    Witness:
                                            ------------------------------------

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without altercation or enlargement or any change whatsoever.

                                       B-1